Exhibit 99.1

Greenidge Generation Executes Term Sheet with Secured Lender NYDIG Regarding Debt Renegotiations; Provides Liquidity Update
Lender Negotiations Update
•Entered into a non-binding term sheet with NYDIG regarding approximately $74 million of debt contemplating the following terms:
◦NYDIG would purchase miners with approximately 2.8 EH/s of mining capacity
◦Greenidge would enter into a hosting agreement with NYDIG for approximately 2.8 EH/s of mining capacity, which would result in a material change to Greenidge’s current business strategy and result in Greenidge largely operating miners owned by NYDIG, rather than operating miners owned by Greenidge
◦Greenidge may transfer certain credits, coupons and additional assets to NYDIG, including mining infrastructure awaiting deployment at potential mining sites, contingent upon Greenidge facilitating for NYDIG rights to a mining site within three months following the completion of debt restructuring and hosting agreements
◦In exchange for the purchased miners and transfer of mining infrastructure and credits to NYDIG, NYDIG would agree to a reduction of approximately $57 to $68 million of debt
◦Greenidge will be pledging substantially all of its unencumbered assets to NYDIG to secure the remaining balance of the loan
◦Greenidge would retain ownership of miners with a capacity of 1.2 EH/s
•Any change in the terms reflected in this non-binding term sheet could have a material adverse effect on Greenidge and its stockholders and could further impact its liquidity and its ability to continue as a going concern. For additional information related to the NYDIG negotiations and Greenidge’s liquidity update, certain additional risk factors are included herein that should be read in addition to those already provided in Greenidge’s public filings
Liquidity Update
•There remains uncertainty regarding Greenidge’s financial condition and substantial doubt about its ability to continue as a going concern
•The Company’s average monthly cash burn rate during October and November 2022 was approximately $8 million, of which approximately $5.5 million per month was associated with principal and interest payments to NYDIG. Further, the Company expects to have a similar cash burn, and similar payments to NYDIG, during December 2022
•There is a substantial likelihood that Greenidge’s independent auditors’ opinion will reflect a going concern qualification in their audit report for the 2022 financial statements
•Greenidge’s board of directors has engaged in active discussions about the potential for, and timing of, a voluntary bankruptcy filing in the event that: (1) Greenidge determines that potential sources of liquidity will not be available to it; (2) Greenidge’s remaining available capital does not allow it to meet its obligations as they become due; or (3) Greenidge defaults on any of its material contracts or indebtedness
•The Company continues to actively explore raising additional equity capital and to engage in discussions with its lenders
•The Company is considering various alternatives in connection with its wholly owned subsidiary, Support.com, including the disposition of assets and other transactions
NYDIG and Greenidge will endeavor to enter into definitive documentation reflecting the terms described in this release, but there can be no assurances made that such terms will not change materially nor can there be any assurances made that the transactions discussed in this release will be consummated. There can be no assurances made that Greenidge will be successful in facilitating for the securing of rights to a mining site within three months of completion of the debt restructuring agreements. There are certain third-party consents and other conditions to closing that are required in order for Greenidge to enter into definitive documentation and there can be no assurance that such third party consents can be obtained or conditions satisfied.

Fairfield, Conn. – December 20, 2022 – Greenidge Generation Holdings Inc. (NASDAQ: GREE) (“Greenidge” or the “Company”), a vertically integrated cryptocurrency datacenter and power generation company, today provided an update on important proposed steps towards restructuring a significant portion of its debt with NYDIG ABL LLC (“NYDIG”).

“We are pleased with the progress of our constructive negotiations with NYDIG to address our secured debt,” said Dave Anderson, Chief Executive Officer of Greenidge. “NYDIG values our operational excellence, which affords us the ability to work towards a structure that would allow our two organizations to partner, with Greenidge providing hosting services. If we complete this debt restructuring, this would improve our future liquidity and would provide a significant step toward the improvement of our balance sheet. In addition, we believe that the contemplated terms of a concurrently executed hosting arrangement would allow us to continue participating in the future upside potential of bitcoin.”

“We are pleased to continue working with Greenidge,” said Trevor Smyth, Head of Structured Financing at NYDIG. “As the company optimizes to account for current market conditions, we look forward to working together on potential future strategic opportunities and remain strident believers in the ongoing promise of bitcoin.”

On December 19, 2022, Greenidge entered into a non-binding term sheet (“Term Sheet”) with NYDIG to potentially restructure its approximately $74 million of debt remaining with NYDIG under the Master Equipment Finance Agreements dated as of May 25, 2021 and March 21, 2022. Under the Term Sheet, it is contemplated that Greenidge would reduce its debt by approximately $57 to $68 million in exchange for a substantial number of its miners, transfer credits and coupons that have accrued to Greenidge under its non-fixed price purchase contracts with Bitmain Technologies, Ltd. and transfer Greenidge’s acquired mining infrastructure awaiting deployment at potential mining sites within three months following the completion of debt restructuring and hosting agreements (the “Post-Closing Covenant”).

Pursuant to the Term Sheet, Greenidge would provide additional collateral on its remaining mining-related assets, infrastructure assets, equity of its subsidiaries and certain cash balances to secure the remaining debt balance with NYDIG, which may have a balance of between $6 million to $17 million based on satisfactory transfer of assets to NYDIG and completion of the Post-Closing Covenant. The loan agreement will contain certain affirmative, negative and financial covenants, early amortization events, and events of default. In the event of a default, NYDIG will have the right to foreclose or take other legal action against Greenidge and such collateral.

Under the Term Sheet, Greenidge and NYDIG would concurrently enter into a long-term hosting agreement, whereby Greenidge would provide hosting services for up to 74 Megawatts (“MW”) of energy capacity, as well as an additional approximate 39 MW upon satisfactory completion of the Post-Closing Covenant. The terms of such arrangement would require NYDIG to pay a hosting fee that would cover the cost of power and direct costs associated with management of the mining facilities, as well as a profit-sharing arrangement of gross profits. Excluding revenues from its wholly owned subsidiary Support.com (“Support.com”) that has been reported as the Support services segment, approximately 90% and 83% of Greenidge’s revenues for fiscal 2021 and nine months ended September 30, 2022, respectively, were generated through its mining of bitcoin. If the contemplated transactions are consummated, Greenidge estimates that 60% to 75% of its likely revenues in the next two years will be generated from the hosting agreements to be entered into with NYDIG, assuming similar revenues from power and capacity as fiscal 2021 and annualized 2022 based off nine months results. As a result of Greenidge entering into the hosting agreements, a near-term increase in bitcoin prices, even a significant one, may not have a corresponding beneficial impact on Greenidge’s business, liquidity or prospects.

Liquidity Update

The Company’s cash and cash equivalents and restricted cash as of November 30, 2022 amounted to approximately $22.0 million, compared to $38.5 million as of September 30, 2022. This represents an average monthly cash burn rate of approximately $8 million during October and November 2022, of which approximately $5.5 million per month was associated with principal and interest payments to NYDIG. Further, the Company expects to use a similar amount of cash during the month of December 2022, dependent on timing of payments. It is very difficult to estimate liquidity requirements and future cash burn rates; however, the Company’s current cash burn rates are not sustainable.
In the absence of additional liquidity, the Company is at risk of having insufficient cash to support ongoing business operations within the next two months. Assuming NYDIG and Greenidge enter into definitive agreements reflecting the terms described in this release, to remain viable through 2023, the Company currently estimates it will require at least approximately $20 million of additional liquidity to fund its cash requirements, although this estimate is subject to a number of assumptions and may vary materially. The Company stated in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2022 that there is uncertainty regarding the Company’s financial condition and substantial doubt about its ability to continue as a going concern. There is substantial likelihood that the Company’s independent auditors’ opinion for the 2022 financial statements will reflect a going concern qualification. While the proposed transaction described herein addresses a portion of the Company’s indebtedness, the financial terms of this potential transaction on the terms currently contemplated in the Term Sheet do not change the risks previously identified in the Company’s public filings and herein. As a result, the Company continues to actively explore raising additional equity capital, including selling securities in the market pursuant to its at-the-market equity program, and to engage in discussions with lenders. In addition, the Company is considering various alternatives in connection with Support.com, including the disposition of assets and other transactions, to further reduce its expenses. There can be no assurances that any additional equity financing will be available to the Company on favorable terms, or potentially at all. Greenidge’s board of directors has engaged in active discussions about the potential for a voluntary bankruptcy filing in the event that: (1) Greenidge determines that potential sources of liquidity will not be available to it; (2) Greenidge’s remaining available capital does not allow it to meet its obligations as they become due; or (3) Greenidge defaults on any of its material contracts or indebtedness. In the event the Company determines that its potential sources of liquidity will not be available to it or will not allow it to meet its obligations as they become due, it will need to change course and pursue an in-court restructuring of its liabilities. The Company expects to continue to incur net losses, comprehensive losses, and negative cash flows from operating activities in accordance with its operating plan.

Additional Risk Factors

Investing in the Company’s common stock is highly speculative and involves risks, including the complete loss of any investment. You should carefully consider the additional risk factors below as well as the risk factors described in Part I, Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and any updates to those risk factors or new risk factors contained in the Company’s subsequent Quarterly Reports on Form 10-Q and any registration statements that we file with the Securities and Exchange Commission. The Company expects to update these Risk Factors from time to time in the periodic and current reports that it files with the Securities and Exchange Commission after the date of this release.

Because there is substantial doubt about the Company’s ability to continue as a going concern and to manage its liabilities in light of its current operating environment, an investment in the Company’s common stock is highly speculative; holders of the Company’s common stock are highly likely to suffer a total loss of their investment if the Company is unable to restructure its debt and files, or is forced to file, for bankruptcy, and even if the agreement with NYDIG is finalized and bankruptcy is avoided, the Company’s prospects for operating a viable hosting business are uncertain.

The Company anticipates that existing cash resources will be depleted within the next two months. As a result, the Company is in the process of exploring a number of potential strategic alternatives with respect to the Company’s corporate or capital structure, including raising additional capital and renegotiating its debt obligations (e.g., the Term Sheet). In addition to the discussions that resulted in the Term Sheet, the Company has begun to engage in discussions with certain of its other creditors regarding these initiatives. The Company expects these activities will continue and intensify. Among possible alternatives, the Company may explore liability management transactions, including exchanging its existing debt for equity or additional debt, which transactions may be dilutive to holders of the Company’s class A common stock, par value $0.0001 (the “Common Stock”). These discussions may not result in any agreement on commercially acceptable terms or at all. Furthermore, the Company may seek alternative sources of equity or debt financing, delay capital expenditures or evaluate potential asset sales, and potentially could seek relief under the applicable bankruptcy or insolvency laws. In the event of a bankruptcy proceeding or insolvency, or restructuring of the Company’s capital structure, holders of the Company’s Common Stock could suffer a total loss of their investment. It is uncertain that any individual source of liquidity described above will be sufficient to address the Company’s liquidity requirements; and, even if all of the potential sources of liquidity described above are available, they may not be sufficient to address the Company’s liquidity requirements, which is also dependent on volatile bitcoin and natural gas prices. Should the Company be unsuccessful in completing any further financing, the Company would continue to be cash flow negative and would need to curtail or cease operations. The Company is endeavoring to complete such financing transactions to provide the Company with working capital sufficient for its present requirements.

Due to these factors and those previously disclosed in the Company’s public filings, substantial doubt exists about the Company’s ability to continue as a going concern. An investment in the Company’s Common Stock is highly speculative and could result in a total loss of the investment. There is substantial likelihood that the Company’s independent auditors will take a going concern qualification in the auditor report for the 2022 financial statements. Future developments may negatively affect the Company’s prospects, which may in turn affect the price of the Common Stock and result in a lack of liquidity or delisting of shares.

The agreements governing the Company’s indebtedness contain covenants that may limit its ability to take advantage of certain business opportunities advantageous to the Company.

The agreements governing the Company’s indebtedness contain various covenants that limit its ability to, among other things:
•pay dividends or make other distributions to its stockholders;
•make restricted payments;

•incur liens;
•engage in transactions with affiliates;
•modify certain material contracts; and
•enter into business combinations.

These restrictions could limit the Company’s ability to obtain future financing, make acquisitions, fund needed capital expenditures, withstand economic downturns in its business or the economy in general, conduct operations or otherwise take advantage of business opportunities that may arise. At the same time, the covenants in the instruments governing the Company’s indebtedness may not provide investors with protections against transactions they may deem undesirable. To the extent the Company engages in restructuring activities, such covenants may further limit the items described above.

If the Company’s cash flows continue to prove inadequate to service its debt and provide for other obligations, the Company may be further required to refinance all or a portion of its existing debt or future debt at unfavorable terms.

The Company’s ability to make payments on and refinance its debt and other financial obligations and to fund its capital expenditures and acquisitions will depend on the Company’s ability to generate substantial operating cash flow. This will depend on future performance, which will be subject to prevailing economic conditions, including the price of bitcoin and/or the cost of natural gas, and to financial, business and other factors beyond the Company’s control.

In addition, the Company’s debt obligations require it to repay or refinance its obligations when they come due. If the Company’s cash flows were to prove inadequate to meet its debt service, rental and other obligations in the future, it may be required to refinance all or a portion of its existing or future debt, on or before maturity, to sell assets or to obtain additional financing. The Company cannot give assurance that it will be able to refinance any of its indebtedness, sell any such assets, or obtain additional financing on commercially reasonable terms or at all. As of November 30, 2022, the Company had approximately $162 million aggregate principal amount of indebtedness outstanding. Even if the Company pays its debt outstanding to NYDIG, this may not be sufficient to address the Company’s liquidity requirements, and the Company may nonetheless be required to pursue an in-court restructuring of its liabilities to address the claims of other lenders.

About Greenidge Generation Holdings Inc.
Greenidge Generation Holdings Inc. (NASDAQ: GREE) is a vertically integrated cryptocurrency datacenter and power generation company.

Forward-Looking Statements
This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Greenidge’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the business plan, business strategy and operations of Greenidge in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future, such as statements concerning (i) completion of definitive debt and hosting arrangements with NYDIG, (ii) potential reductions in debt balances under the Master Equipment Finance Agreements dated as of May 25, 2021 and March 21, 2022, (iii) expected terms of final hosting arrangement, and (iv) ability to secure rights to a mining site to satisfactorily meet the requirements of the Post-Closing Covenant, are forward looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. “Risk Factors” of Greenidge’s Annual Report on Form 10-K for the year ended December 31, 2021, in Part II, Item 1A. “Risk Factors” of Greenidge’s Quarterly Report on Form 10-Q for the period ended September 30, 2022, and its other filings with the Securities and Exchange Commission, as well as statements about or relating to or otherwise affected by the completion of management’s final review of the financial results and Greenidge’s other closing procedures. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release.

You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and Greenidge does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.

For further information, please contact:
Investor Relations
investorrelations@greenidge.com
Media Inquiries
media@greenidge.com